Exhibit 99.2

GENERAL MILLS GREEN GIANT BUSINESS

Abbreviated Financial Statements (Unaudited)

August 30, 2015 and August 24, 2014

GENERAL MILLS GREEN GIANT BUSINESS

Statements of Net Assets to be Sold (Unaudited)

(in thousands)

	August 30, 2015	May 31, 2015
Assets:
Inventory	$172,576	$165,178
Land, Buildings, and Equipment, net	26,861	29,611
Brand Intangible Asset	124,200	124,200
Total assets	323,637	318,989

Net assets to be sold	$323,637	$318,989

See accompanying notes to abbreviated financial statements

GENERAL MILLS GREEN GIANT BUSINESS

Statements of Revenue and Direct Operating Expenses (Unaudited)

(in thousands)

	Quarter Ended
	August 30, 2015	August 24, 2014
Revenue	$107,750	$108,221
Cost of goods sold	97,513	93,818
Gross Margin	10,237	14,403

Advertising and consumer promotion expense	1,947	6,300
Selling, administrative, and other expense	9,361	9,183
Direct operating expenses in excess of revenue	$(1,071)	$(1,080)

See accompanying notes to abbreviated financial statements

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements (Unaudited)

August 30, 2015 and August 24, 2014

(in thousands)

(1)                     Description of Business

General Mills, Inc. (GMI) entered into an Asset Purchase Agreement (the Agreement) with B&G Foods North America Inc. (the Buyer), which provides for the sale of certain assets of GMI, pertaining to the General Mills Green Giant Business (the Green Giant Business). The sale closed on November 2, 2015.

The accompanying statements of net assets to be sold and the statements of revenue and direct operating expenses of the Green Giant Business were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Green Giant Business’ assets, liabilities, equity, revenues, expenses, and cash flows.

These statements should be read in conjunction with the Financial Statements and footnotes included on Form 8-K for the fiscal year ended May 31, 2015. The accounting policies used in preparing these Financial Statements are the same as those described in Note 2 to the Financial Statements in that Form 8-K.

The preparation of the abbreviated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. These financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Green Giant Business had been operated as a separate entity, or the future results of the Green Giant Business.

(2)                     Inventories

The components of inventories are as follows:

	August 30, 2015	May 31, 2015

Raw materials	$3,404	$3,990
Finished goods	169,172	161,188
Inventories	$172,576	$165,178

(3)                     Land, Buildings and Equipment, Net

Land, Buildings and Equipment consist of the following:

	August 30, 2015	May 31, 2015

Land, Buildings and Equipment, Net	$76,994	$81,569
Less accumulated depreciation	(50,133)	(51,958)
Land, Buildings and Equipment, Net	$26,861	$29,611

Depreciation expense at Belvidere and Irapuato assigned to the Green Giant business for the quarters ended August 30, 2015 and August 24, 2014 was $2.0 million and $2.2 million, respectively, and is included in cost of goods sold in the statements of revenue and direct operating expenses. These amounts include direct

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements (Unaudited)

August 30, 2015 and August 24, 2014

(in thousands)

depreciation expense related to the assets transferring with the sale for the quarters ended August 30, 2015 and August 24, 2014, of $0.9 million and $1.1 million, respectively.

(4)                     Subsequent Events

Subsequent events have been evaluated through December 30, 2015, the date these abbreviated financial statements were issued.